FRANCHISE TERMINATION AGREEMENT


         This FRANCHISE TERMINATION AGREEMENT ("Agreement") is entered into as of this 2nd day of January, 1997 by and between THE WESTERN TRANSMEDIA COMPANY, INC., a Delaware corporation (the "Franchisee"), and TRANSMEDIA NETWORK INC., a Delaware corporation (the "Franchisor").


                              W I T N E S S E T H:

         WHEREAS, the Franchisee and the Franchisor have entered into a Franchise Agreement, dated December 9, 1991, as amended (the "Franchise Agreement"), pursuant to which the Franchisor granted to the Franchisee the exclusive right to acquire rights to receive food and beverage credits from participating restaurants and other establishments located in the States of California, Oregon, Washington and parts of Nevada that accept the Transmedia Card (the "Rights to Receive") and to sell such Rights to Receive to holders of the Transmedia Card;

         WHEREAS, the Franchisee and the Franchisor have entered into a Purchase Agreement, dated as of November 15, 1996 (the "Purchase Agreement"), pursuant to which the Franchisee agreed to sell to the Franchisor, and the Franchisor agreed to purchase from the Franchisee, all of the Franchisee's Rights to Receive and certain other related assets of the Franchisee; and

         WHEREAS, the Franchisee and the Franchisor agreed that at the closing of the transactions contemplated by the Purchase Agreement, the Franchise Agreement would be completely and forever terminated and all of the rights granted to the Franchisee thereunder would revert to the Franchisor;

         NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and in the Purchase Agreement, the parties hereto hereby agree as follows:

         1. TERMINATION. The Franchise Agreement is hereby and forever terminated, effective immediately, and all rights granted to the Franchisee thereunder shall hereby revert to the Franchisor. The Franchisee represents that it has not previously transferred to any other person any of the rights granted to it under the Franchise Agreement. The Franchisee agrees that it shall immediately cease to hold itself out in any way as a franchisee of the Franchisor or to do anything which would indicate any relationship between the Franchisee and the Franchisor.

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         2. RELEASES.

            a. BY THE FRANCHISEE. Except as set forth in the Purchase Agreement, the Franchisee, for itself and on behalf of its subsidiaries, affiliates, shareholders, directors, officers, agents, successors and assigns, hereby releases, acquits and forever discharges the Franchisor and its subsidiaries, affiliates, shareholders, directors, officers, agents, successors and assigns from any and all costs, expenses, attorneys' fees, losses, claims, damages, demands, obligations, liability or causes of action of any nature whatsoever arising out of, resulting from or relating to the Franchise Agreement, whether known or unknown, whether based on acts, omissions or both, whether based on tort, contract, statutory obligations or any other theory of recovery, whether legal or equitable, whether for compensatory, punitive or any other form of damages or for any other form of relief (the "Franchisee Released Claims").

            b. BY THE FRANCHISOR. Except as set forth in the Purchase Agreement, the Franchisor, for itself and on behalf of its subsidiaries, affiliates, shareholders, directors, officers, agents, successors and assigns, hereby releases, acquits and forever discharges the Franchisee and its subsidiaries, affiliates, shareholders, directors, officers, agents, successors and assigns from any and all costs, expenses, attorneys' fees, losses, claims, damages, demands, obligations, liability or causes of action of any nature whatsoever arising out of, resulting from or relating to the Franchise Agreement, whether known or unknown, whether based on acts, omissions or both, whether based on tort, contract, statutory obligations or any other theory of recovery, whether legal or equitable, whether for compensatory, punitive or any other form of damages or for any other form of relief (the "Franchisor Released Claims").

         3. UNKNOWN CLAIMS.

            a. BY THE FRANCHISEE.

               (1) The Franchisee understands and agrees that the Franchisee Released Claims include all claims of every nature and kind whatsoever, whether known or unknown, suspected or unsuspected, and has read and understands, and hereby expressly waives to the fullest extent permitted by law any right or benefit it now has, or in the future may have in any capacity, under the provisions of Section 1542 of the Civil Code of California, which provides:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

               (2) The Franchisee acknowledges that it may hereafter discover facts different from or in addition to those which it now knows or believes to be true with

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respect to the Franchisee  Released Claims and agrees that the release set forth
in  Paragraph  2  hereof   shall  be  and  remain   effective  in  all  respects
notwithstanding such different or additional facts or the discovery thereof.

            b. BY THE FRANCHISOR.

               (1) The Franchisor understands and agrees that the Franchisor Released Claims include all claims of every nature and kind whatsoever, whether known or unknown, suspected or unsuspected, and has read and understands, and hereby expressly waives to the fullest extent permitted by law any right or benefit it now has, or in the future may have in any capacity, under the provisions of Section 1542 of the Civil Code of California, which provides:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

               (2) The Franchisor acknowledges that it may hereafter discover facts different from or in addition to those which it now knows or believes to be true with respect to the Franchisor Released Claims and agrees that the release set forth in Paragraph 2 hereof shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.

            4. MISCELLANEOUS.

               a. MODIFICATION. This Agreement may not be modified or amended except by a written agreement executed by the Franchisee and the Franchisor.

               b. ATTORNEYS' FEES. In the event legal action is commenced to enforce or interpret, or for breach of, any provision of this Agreement, the prevailing party shall be entitled to recover from the losing party costs and expenses incurred, not limited to taxable costs, and reasonable attorneys' fees incurred by the prevailing party, in addition to all other relief and remedies to which the prevailing party may be entitled.

               c. SURVIVAL OF COVENANTS, ETC. All agreements, conditions, acknowledgments, representations and other obligations set forth in this Agreement shall survive the execution hereof.

               d. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York, without giving effect to the choice of law provisions thereof.

               e. ENTIRE AGREEMENT. This Agreement and the Purchase Agreement set forth the entire agreement and understanding among the parties as to the subject matter of this

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Agreement  and  merge  and  supersede  all  prior  discussions,  agreements  and understandings among them with respect thereto.

               f. COUNTERPARTS. This instrument may be executed in any number of counterparts and each counterpart shall be deemed to be an original instrument.

         IN WITNESS HERETO, the parties hereto have caused this Agreement to be executed as of the date set forth above.

                              THE WESTERN TRANSMEDIA COMPANY,
                              INC.


                              By:  /s/ Stuart M. Pellman
                                   ----------------------------------
                                   Name: Stuart M. Pellman
                                   Title:



                              TRANSMEDIA NETWORK INC.


                              By:  /s/ Melvin Chasen
                                   -----------------------------------
                              Name:   Melvin Chasen
                              Title:

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